Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

June 21, 2012

PennyMac Mortgage Investment Trust

6101 Condor Drive

Moorpark, California 93021

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company on a Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of the following securities (collectively, the “Securities”): (a) common shares of beneficial interest in the Company, $0.01 par value per share (the “Common Shares”); (b) preferred shares of beneficial interest in the Company, $0.01 par value per share (the “Preferred Shares”); and (c) warrants to purchase Common Shares or Preferred Shares (the “Warrant Securities”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.         The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission for filing under the Securities Act;

2.         The declaration of trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.         The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

PennyMac Mortgage Investment Trust

June 21, 2012

4.         A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.         Resolutions adopted by the Board of Trustees of the Company (the “Board”) relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.         A certificate executed by an officer of the Company, dated as of the date hereof; and

7.         Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.         Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.         Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.         Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.         All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.         The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration and the Bylaws

PennyMac Mortgage Investment Trust

June 21, 2012

and, with respect to any Securities that are Preferred Shares, Articles Supplementary (the “Articles Supplementary”) setting forth the number and the terms of the class or series of such Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approval and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6.         Upon the issuance of any Securities that are Common Shares (such Securities, the “Common Securities”), including Common Securities that may be issued upon the conversion, redemption, exercise or exchange of any Securities that are convertible into or redeemable, exchangeable or exercisable for Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration.

7.         Upon the issuance of any Securities that are Preferred Shares (such Securities, the “Preferred Securities”), including Preferred Securities that may be issued upon the conversion, redemption, exercise or exchange of any Securities that are convertible into or redeemable, exchangeable or exercisable for Preferred Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding Preferred Shares of the applicable class or series designated pursuant to the Declaration, will not exceed, respectively, the total number of Preferred Shares, and the number of Preferred Shares of such class or series, that the Company is then authorized to issue under the Declaration.

8.         None of the Securities will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Declaration or any comparable provision in the Articles Supplementary setting forth the terms of any Preferred Securities.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.         The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.         Upon the completion of all Corporate Proceedings relating thereto, the issuance of any Common Securities or Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and such Corporate Proceedings, such Common Securities and Preferred Securities will be validly issued, fully paid and nonassessable.

PennyMac Mortgage Investment Trust

June 21, 2012

3.         Upon the completion of all Corporate Proceedings relating thereto, the issuance of the Warrant Securities will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP